UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2010

CNX GAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32723	20-3170639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 4, 2010, CNX Gas Corporation (the “Company”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”) in Canonsburg, Pennsylvania. The final results of the matters voted on at the Annual Meeting are provided below.

Proposal 1: The election of four directors to hold office for a one-year term expiring at the annual meeting in 2011 or until their respective successors are elected and qualified:

Director Name	For	Withheld	Broker Non-Votes

J. Brett Harvey	140,104,873	6,557,711	2,110,835
Philip W. Baxter	146,353,333	309,251	2,110,835
Raj K. Gupta	146,349,833	312,751	2,110,835
John R. Pipski	146,361,756	300,828	2,110,835

There were no abstentions on this matter.

Proposal 2: The ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2010.

For:	148,533,174
Against:	102,293
Abstained:	137,952
Broker Non-Votes:	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNX GAS CORPORATION

By:	/s/ P. Jerome Richey
P. Jerome Richey
Executive Vice President - Corporate Affairs, Chief
Legal Officer and Corporate Secretary

Dated: May 7, 2010